                                                                 EXHIBIT 10.70


                                SUPPLY AGREEMENT


     This SUPPLY AGREEMENT ("Agreement") is made as of January 17, 1997, by and among C.P. Clare Corporation, a Massachusetts corporation ("Buyer"), Tongeren Manufacturing Company, a company organized under the laws of Belgium ("TMC"), Gunther GmbH, a corporation organized under the laws of Switzerland ("Gunther"),
W. Gunther GmbH, a corporation organized under the laws of Germany and the parent corporation of Gunther ("W. Gunther") and Robert P. Romano, a resident of New Jersey.

     WHEREAS, Buyer, TMC, Gunther and W. Gunther entered into a Stock Purchase Agreement, dated as of December 19, 1996 (the "Stock Purchase Agreement"), pursuant to which Gunther has agreed to purchase from C.P. Clare all of the shares of TMC; and

     WHEREAS, as a condition precedent to the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"), the parties shall have entered into a Supply Agreement; and

     WHEREAS, TMC has the capability to manufacture certain mercury switches and mercury relays for Buyer, and Buyer desires that TMC manufacture such mercury switches and mercury relays for use and sale by Buyer pursuant to the terms hereof.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. SUPPLY AND DISTRIBUTION OF MERCURY SWITCHES AND MERCURY RELAYS. Subject to the terms and conditions set forth in this Agreement, Buyer (including its subsidiaries and affiliates) agrees to purchase from TMC all of its requirements for certain mercury switches and mercury relays, as described on EXHIBIT A attached hereto (the "Switches and Relays"), and TMC hereby agrees to supply to Buyer all of Buyer's requirements for the Switches and Relays. TMC shall manufacture the Switches and Relays at the TMC facility in Tongeren, Belgium in accordance with the product formulations, processes and packaging specifications which it currently uses for the Switches and Relays. Buyer will provide TMC with purchase orders for its requirements for the Switches and Relays and such orders shall be filled in accordance with the procedures set forth in such purchase orders. All orders shall specify in writing the delivery location and means of transportation of the Switches and Relays. All shipments of Switches and Relays will be FOB Tongeren, Belgium. In the event that the terms and conditions set forth in such purchase orders conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement will govern.

                           *CONFIDENTIAL TREATMENT*

     2.   EXCLUSIVITY.

          (a) TMC shall not sell the mercury products identified on Exhibit A, nor any other products under configuration control (i.e., mercury switch and mercury relay products having a drawing package) at TMC on the date of the Closing, in any configuration to any other party during the Term of this Agreement.

          (b) Notwithstanding (a) above, TMC may manufacture and sell directly to any party an aggregate of up to[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] mercury wetted reed switches per week [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] if such switches were previously manufactured by W. Gunther, or an affiliate, at a Gunther facility and the manufacture of such switches is transferred to the TMC facility in Tongeren, Belgium. Any such mercury wetted reed switches in excess of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] per week sold by TMC shall bear a royalty and be subject to a Royalty Addendum as described in Section 3(b) hereof. Nothing contained herein shall hinder, restrict or in any other fashion prohibit TMC from manufacturing other mercury or non mercury products not covered by paragraph (a) or (b) of this Section, provided that such products may be covered by Section 3 herein.

          (c) TMC acknowledges and agrees that for a period of three years, or the term of this Agreement, whichever is longer, neither it, nor any of its affiliates will compete directly or indirectly with Buyer with respect to any the manufacture or sale of dry reed switches or molded DIP & SIP and LSR series relays under development or manufactured by TMC prior to the date of this Agreement. The parties hereto agree that the dry reed switches and dry reed relays are sold by C.P. Clare on a worldwide basis and that the scope of this non-compete agreement shall be the entire world. The parties agree that the molded DIP and molded SIP products described in the Gunther catalog attached hereto as Exhibit 1, all dry reed switches currently manufactured by Gunther using a plating method and potted relays manufactured using Gunther / Comus parts and/or described in the Gunther catalog shall not be included in the terms of this Section 2 (c).


          (d) Gunther and W. Gunther agree that for a period of one year from the date hereof they will not use any information which becomes available to such companys due to or following the consummation of the transactions contemplated by the Stock Purchase Agreement, in order to allow Gunther, W. Gunther , or any other company affiliated with TMC, including Comus International, to make technical or process improvements to such company's molded DIP and SIP products that compete with or are functionally compatible with such Clare products.

          (e) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

     3.   NEW PRODUCTS.

          (a) Mercury Switches; Mercury Wetted Relays. In the event that TMC develops or manufactures any mercury wetted switches or mercury wetted relays not discussed in

                           *CONFIDENTIAL TREATMENT*

Sections 2(a) and 2(b) hereof, any such mercury wetted switches or mercury wetted relays shall be distributed and sold on a worldwide basis solely through Buyer and its direct and indirect salespersons, representatives and distributors. The mercury wetted switches and mercury wetted relays to be governed by the terms of this Section 3(a) shall include all mercury wetted switches and mercury wetted relays developed by TMC, whether or not such mercury wetted switches and mercury wetted relays are produced at TMC and all mercury wetted switches and mercury wetted relays developed within or acquired by Gunther, W. Gunther or any of its affiliates, including, but not limited to, Comus International and Gunther America, which are manufactured or designed in whole or in part at TMC. Any such sales shall be made under the name of Buyer and governed by the terms of a Buy/Resell Agreement which shall specify the terms and conditions of such resales, including the price and delivery terms and conditions.

          (b) DRY REED SWITCHES; DRY REED RELAYS. In the event that TMC develops or manufactures any dry reed switches or dry reed relays not currently being sold by Gunther or Buyer, any such dry reed switches or dry reed relays that are sold by TMC, Gunther or any affiliate thereof, including, but not limited to, Comus International and Gunther America, shall bear a royalty payable to Buyer. The dry reed switches and dry reed relays to be governed by the terms of this Section 3(b) shall include all dry reed switches and relays developed by TMC, whether or not such dry reed switches or dry reed relays are produced at TMC and all dry reed switches and dry reed relays developed within or acquired by Gunther, W. Gunther or any of its affiliates which are manufactured at TMC. The royalty rate with respect to such products will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. The relationship between the parties with respect to each product subject to this Section 3(b) shall be governed by a Royalty Addendum, a form of which is attached hereto as Exhibit B, which shall be executed by the parties and shall be deemed to be an addendum to this Agreement. In the event that this Agreement is no longer in force or effect, the parties agree to execute, prior to such termination, a Royalty Agreement that will incorporate the terms and conditions of each Royalty Addendum executed between the parties.

          (c) At the time that any mercury or dry reed switch or mercury or dry reed relay described in Sections 3(a) or 3(b) is developed by TMC or its affiliated parties or the manufacturing of any such product is moved into TMC, TMC shall give prompt written notice to Buyer.

     4. PRICING AND ANNUAL MINIMUM. During the Term of the Agreement, TMC shall sell to Buyer Switches and Relays required by Buyer at such prices (in U.S. dollars) as set forth on PRELIMINARY EXHIBIT C hereto [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]; PROVIDED, HOWEVER, that within six weeks of the date hereof, TMC and Buyer shall work together to produce a definitive Exhibit C . This definitive EXHIBIT C shall reflect [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. Prices paid during the first six weeks will be based on the Preliminary Exhibit C and will be reduced to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] by a credit at the end of the six week period. Following the establishment of the definitive EXHIBIT C



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
                     * Confidential Treatment Requested *


the Buyer and TMC may renegotiate individual prices with respect to certain additional business. Both such parties agree that in the event of any price reduction negotiations, the parties will factor in the selling costs incurred by Buyer. Buyer shall purchase from TMC the number of Switches and Relays at such prices which in total equal or exceed the minimum annual revenue amount (the "Annual Minimum") as follows:

          (a) In the first calendar year of this Agreement (ending January 17, 1998) the Annual Minimum shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], at the Belgian franc conversion rate existing on the date of this Agreement.

          (b) The Annual Minimum for each year subsequent to the first year shall be negotiated by the parties hereto at a number intended to reasonably approximate Buyer's anticipated needs for Switches and Relays for that year and shall be agreed to by the parties on or prior to December 15 of the preceding calendar year. No party shall have any liability for the failure of the parties to mutually agree upon such Annual Minimum after the first year.

     In satisfying the Annual Minimum, Buyer shall be permitted to include, but shall not be limited to, purchases of Switches and Relays by Buyer or its affiliates, purchases by Buyer or its affiliates of other products produced by TMC, and purchases of any product manufactured or sold by TMC to any party, related or unrelated to Buyer, which is referred to TMC by Buyer or its affiliates. With the consent of TMC, the Annual Minimum may also be satisfied by purchases by Buyer or its affiliates of products produced by affiliates of Seller, including W. Gunther or Comus International. No later than the 20th day following each calendar quarter, Buyer shall provide to TMC a written report setting forth a summary of the Switches and Relays purchased as of the last day of the preceding calendar quarter that shall be included in the Annual Minimum. Upon receipt of such report, TMC shall have 30 calendar days in which to dispute the information contained in such report and, if no notice of any such dispute is received by Buyer by such 30th day, the information contained in Buyer's report to TMC shall be deemed to be final and conclusive. In the event that TMC disputes the information contained in the Buyer's report, TMC shall notify Buyer and the parties shall work together to resolve such disputes. The Switches and Relays shall meet all established quality and reliability standards as exist at the date hereof and as may be subsequently modified or amended by the parties.

     5.   PURCHASE OF EQUIPMENT.

          (a) Prior to the expiration of the Term (as such term may be extended pursuant to Section 10) of this Agreement, Buyer shall purchase from TMC the dry reed relay and TAP automation tooling, fixtures and equipment set forth in EXHIBIT D (the "Equipment"). In consideration for the Equipment, Buyer shall pay to TMC an aggregate purchase price in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. The parties hereto agree that Exhibit D may be modified or amended following the date hereof following a physical review of the equipment by Buyer. Such purchases shall be made from time to time in the discretion of the Buyer, and payment for such equipment shall only be made upon delivery of the Equipment in satisfactory working condition to Buyer. Prior to the time that the Equipment is purchased

                     * Confidential Treatment Requested *


pursuant to the terms of this Agreement, TMC will use its best efforts to protect and maintain such equipment in a good and workmanlike manner and shall use its best efforts to protect such Equipment from any loss or damage of any type or nature and shall cause the Equipment to be covered under the TMC all risk insurance policy. Buyer will be named as loss payer and additional insured, as their interests may appear.


          (b) Pursuant to the terms of a Service Agreement to be entered into by the parties, TMC will continue to produce certain products and continue certain development work on behalf of Buyer. In the event that the parties performing services pursuant to the Service Agreement need the equipment purchased hereunder to perform their services, Buyer shall at its sole discretion, allow certain of the Equipment to remain at the TMC location in Tongeren Belgium to be used for such purposes. In the event that Equipment purchased by Buyer remains at the TMC location, TMC shall be responsible for and shall indemnify Buyer against any loss in the Equipment located at the TMC facility, whether such loss is due to theft, vandalism, deterioration or otherwise. TMC agrees to insure all such Equipment while it is on TMC premises to the same extent that it would insure its own products, equipment and machinery on the premises. In that regard, TMC will arrange for all-risk insurance coverage sufficient to cover at all times the full value of all Equipment located at the TMC facility. TMC shall add Buyer as a named loss payee and additional insured with regard to such Equipment on all TMC insurance policies, up to a value of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], which amount may vary annually. Buyer may carry any such excess insurance that it deems necessary.

     6.   RIGHTS OF FIRST REFUSAL

          (a)  RIGHTS OF BUYER.

               (i) Buyer shall, in accordance with the procedures set forth in
Section 6(c), have a right of first refusal to acquire a majority or controlling interest of W. Gunther, the parent corporation of Gunther, in the event that any shares or equity interest that would constitute a majority or controlling interest are offered for sale or proposed to be sold by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

               (ii) Buyer shall, in accordance with the procedures set forth in
Section 6(c), have a right of first refusal to purchase any mercury switch or mercury relay equipment owned by TMC in the event that TMC offers or proposes to sell or transfer such items, whether voluntarily or in connection with the liquidation, merger, split-up, forced sale or bankruptcy of TMC or the contribution in kind of the assets of TMC whether in connection with the sale of the entire business or parts thereof. This provision shall include, but not be limited to, transfers by TMC of such equipment to W. Gunther, Gunther or any affiliated entity.

          (b) RIGHT OF TMC. TMC shall, in accordance with the procedures set forth in Section 6(c), have a right of first refusal to acquire any equipment owned by Buyer and related to the manufacture of mercury switches or mercury relays in the event such items are offered for sale by Buyer.

          (c) OPERATION OF RIGHTS OF FIRST REFUSAL. In the event either party to this



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

Agreement proposes to take any action related to which, pursuant to this Section 6, the other party has a right of first refusal, the party proposing to take such action shall provide 30 days' prior written notice to the other party which sets forth the terms on which such action is proposed to be taken. The party receiving a notice pursuant to this Section 6 shall have the right, exerciseable upon written notice to the other party within 30 days' of receipt of such notice, to purchase the property subject to the right of first refusal on the same terms that have been offered to the party proposing to take any such action. If a party determines not to exercise its right of first refusal pursuant to this Section 6, the other party may take the proposed action upon the terms set forth in the notice at any time within 60 days after the expiration of the 30 day period after which time no action may be taken without renewed compliance with this Section 6. The rights of first refusal set forth in this Section 6 shall remain in full force and effect during the term of this Supply Agreement, as such term may be extended from time to time.

               (iii) Buyer shall have the option to purchase the assets of TMC in the event of any of the following circumstances, A) TMC does not pay its debts as such debts become due, B) the revocation of credit lines by any bank or other lending institution, C) the filing of a writ against TMC to begin bankruptcy proceedings or D) TMC becomes subject to a "depistage" pursuant to the relevant provisions of Belgian law. In the event of any such event, TMC will provide immediate notice to Buyer in order to allow Buyer to purchase such assets or in some other way avoid the existence of such circumstance; provided, however that TMC shall have up to 14 days (less if the circumstances require) to cure any such event.

     7. Program Management Review. Buyer and TMC agree to participate in regularly scheduled Program Management Reviews in order to monitor the progress of the products being sold pursuant to this Agreement. Each party will designate two representatives to participate in such reviews.

     8.   COVENANTS OF THE PARTIES.

          (a)  COVENANTS OF TMC.

               (i) ISO 9000 STATUS. TMC shall prior to April 30, 1997 obtain ISO 9000 status and TMC's plant located in Tongeren, Belgium or at any other plant owned or operated by TMC or its affiliates that is supplying existing products to Buyer.

               (ii) DELIVERY OF EQUIPMENT. Upon request of Buyer, TMC shall promptly deliver to Buyer's designated shipping agent, the Equipment that has been purchased by Buyer pursuant to Section 5 hereof.

          (b)  COVENANTS OF W. GUNTHER AND GUNTHER.

               (i) CONTINUATION OF BUSINESS. During the Term of this Agreement,
W. Gunther and Gunther shall not voluntarily cause the merger, consolidation, liquidation, or dissolution of TMC and shall not sell or otherwise transfer any majority or controlling interest in TMC.




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
                     * Confidential Treatment Requested *


               (ii) MANAGING DIRECTOR. Gunther shall insure that Mr. Elson Nowell is appointed as the Managing Director of TMC immediately following the closing and remains so during the term of this Agreement, for so long as he shall be employed by Gunther or any of its subsidiaries or affiliates. In the event that TMC wishes to replace Mr. Nowell as Managing Director, the Buyer will have the right and authority to consent prior to the appointment of such replacement Managing Director.

               (iii) LEGAL COUNSEL. Gunther covenants and agrees following the Closing to cause TMC to continue to retain Stibbe Simont Monahan Duhot as designated legal counsel to assist in the social restructuring begun prior to the Closing and that Stibbe Simont Monahan Duhot shall participate in the negotiations regarding such social restructuring. Any legal fees incurred following the date hereof relating directly or indirectly to the social restructuring shall be the responsibility of TMC and Gunther, provided that Buyer will pay legal fees it incurs.

          (c) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     9.   DEFAULT BY TMC.


          (a) LIQUIDATED DAMAGES. Simultaneously with the Closing, the parties hereto, and The First National Bank of Boston, as Escrow Agent, shall execute an Escrow Agreement (the "Escrow Agreement) in the form attached hereto as Exhibit E and the amount of one million two hundred fifty thousand U.S. dollars ($1,250,000) (the "Escrow Amount"), including any additions to or earnings on the same, shall be placed in escrow. In the event that Gunther, W. Gunther, TMC or Robert P. Romano shall default on any of its or his obligations under this Agreement, the Escrow Amount, including any additions to or earnings on the same, shall be paid to Buyer as liquidated damages; provided, however, that if the Escrow Amount shall have been reduced pursuant to the terms of the Escrow Agreement, the amount to be paid to Buyer as liquidated damages shall be the Escrow Amount, so reduced.

          (b) SWITCHES AND RELAYS. In addition to any liquidated damages to be paid to Buyer pursuant to Section 9(a), in the event that Gunther, W. Gunther, TMC or Robert P. Romano shall default on any of its or his obligations under this Agreement, Buyer shall be entitled to manufacture Switches and Relays and/or shall also be entitled to purchase Switches and Relays from a third party.

          (c) PERSONAL LIABILITY. Nothing in this Agreement shall be deemed to impose any liability on Comus International, Elson Nowell or Robert P. Romano. The remedies set forth in Section 9(a) and 9(b) shall be exclusive remedies for breaches by Robert P. Romano, Gunther, W. Gunther or the Company hereunder; provided, however, that damages relating to product liability claims arising from product sold by TMC or its affiliates shall not be so limited.


     10.  TERM OF AGREEMENT. This Agreement will have an initial term of three
(3) years



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

(the "Initial Term"). Within 90 days' of the end of the Initial Term or within 90 days' of the end of any additional term agreed to pursuant to this Section 9(a), the parties may, by mutual agreement, extend the term of this Agreement for an additional one (1) year period (including the Initial Term, the "Term"). Notwithstanding termination of this Agreement, the provisions of Section 11 shall continue in force and effect.

     11.  DEFECTIVE PRODUCTS

          (a) Upon discovery of defects in the Switches and Relays and notwithstanding the payment therefor by Buyer, Buyer shall have the right to return such defective Switches and Relays to TMC. Buyer shall submit to TMC a written inventory of all defective Switches and Relays manufactured by TMC and shipped to Buyer on a timely basis following inspection of such products, which shall include the cause for rejection of such products. If so authorized by TMC within fourteen (14) days of TMC's receipt of such notification, Buyer shall return, and TMC shall accept, such defective Switches and Relays for, at Buyer's direction, replacement, credit or refund, inclusive of all related handling, shipping, and duty charges incurred by Buyer. No replacement of defective Switches and Relays returned to TMC shall be made unless authorized by Buyer and, if so authorized, such replacement shall be made by TMC at its expense upon receipt of new shipping instructions from Buyer. If TMC does not authorize the return of defective Switches and Relays within fourteen (14) days of its receipt of the inventory from Buyer, Buyer shall have the right, in its discretion, to destroy or otherwise dispose of such defective Switches and Relays and demand a credit or a refund from TMC for the same. Any such demands for a credit or a refund shall be submitted by Buyer to TMC on a quarterly basis and shall be due and payable by TMC within thirty (30) days after receipt. Any shipment of defective Switches and Relays shall be credited in full against the Annual Minimum irrespective of whether such defective goods are ultimately replaced, credited or destroyed in accordance with this Section 11(a).

          (b) At specified times or upon demand by Buyer, TMC shall prepare and submit to Buyer a written inventory of all out of specification Switches and Relays manufactured by TMC pursuant to a purchase order but not shipped to Buyer. Buyer shall have the option, but not the obligation, to purchase such Switches and Relays at a discount.

          (c) TMC shall destroy or dispose of all out of specification Switches and Relays , not purchased pursuant to Paragraph (b) hereof in the manner requested by Buyer, in accordance with applicable law.

          (d) The remedies of Buyer set forth in this Section with respect to defective Switches and Relays shall not be exclusive, and Buyer may hold TMC liable for any and all damages arising from such defective Switches and Relays.

     12.  GENERAL PROVISIONS.

          (a) ASSIGNMENT. This Agreement is binding upon the parties hereto and their respective successors in interest, provided, however, that none of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

          (b) GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, USA, without regard to its conflict of laws provisions. Subject to the provisions of Section 12 (l) hereof, the parties hereby consent to personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts USA or Belgium for any claim, suit or proceeding arising under this Agreement.

          (c) WAIVER. The failure of either party to enforce at any time or for any period of time the provisions hereof or of a purchase order in accordance with their terms will not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

          (d) ENTIRE AGREEMENT. This Agreement (together with all purchase orders submitted in accordance herewith) supersedes all prior agreements, oral or written, among the parties hereto relating to the subject matter covered herein, and sets forth the entire agreement and understanding among the parties as to the subject matter of this Agreement, and none of the parties shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby.

          (e) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or fourteen
(14) days after deposited in the mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below or if sent by facsimile to the numbers set forth below:

            To Buyer:                          with a copy to:
            ---------                          ---------------


            C.P. Clare Corporation             C.P. Clare Corporation
            78 Cherry Hill Drive               78 Cherry Hill Drive
            Beverly, MA  01915                 Beverly, MA 01915
            Attn:  Michael Ferrantino          Attn:  Jacqueline D. Arthur
            Facsimile: (508) 524-4747          Facsimile:  (508) 524-5769
            --------------------------------------------------------------

            TO TMC:                            with a copy to:

            Tongeren Manufacturing Company     W. Gunther GmbH
            Overhaamlaan 40                    Virnsberger Strasse 51
            3700 Tongeren Belgium              Nurnberg D. 90431
            Attn:  Elson Nowell                Germany
                                               Attn:  Elson Nowell


            TO GUNTHER OR W. GUNTHER:          with a copy to:
            -------------------------          ---------------

            Gunther GmbH                       W. Gunther GmbH
            St. Jacobs - Strasse 7             Virnsberger Strasse 51
            4052 Basel, Switzerland            Nurnberg D. 90431
            Attn:  Dr. Beat Schultheiss        Germany
                                               Attn:  Elson Nowell
                                               Facsimile:  011-49-9-11-6552-239


            To:  Robert P. Romano:             with a copy to:
            Comus International                Mr. Robert P. Romano
            263 Hillside Avenue                260 Watching Avenue
            Nutley, NJ 07110                   Glen Ridge, NJ  07028
            Attn:  Robert P. Romano
            Facsimile:  201-667-6837


           (f) INDEPENDENT CONTRACTOR. TMC shall act hereunder in all respects as an independent contractor and it shall do business at its own risk and for its own profit and nothing contained in this Agreement shall constitute a partnership or agency relationship between TMC, Gunther, W Gunther, Robert P. Romano and Buyer nor authorize TMC to incur any liability on behalf of Buyer or to make any representation on behalf of or in any way to bind Buyer to any obligation of any kind, express or implied, to any third party.

          (g) HEADINGS. The headings, titles and subtitles of the Sections of this Agreement are for convenience only and shall not be considered as being part of this Agreement and are of no legal effect.

          (h) AUTHORITY. Each party represents and warrants to the other that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

          (i) NOTIFICATION. The parties agree to cooperate in order to file any requests for authorization or notification to the appropriate governmental authorities as any party may deem advisable.

          (j) COOPERATION. The parties agree to cooperate with each other to the fullest possible extent with respect to all aspects of their rights and obligations under this Agreement.

          (k) SEVERABILITY. Should any provision of this Agreement now or later conflict with any applicable law or administrative regulation with the force of law, whether national or supranational, said provision(s) shall be considered as not written and of no effect and all other provisions of this Agreement shall remain in full force and effect.


          (1) ARBITRATION. Except with respect to an action seeking specific performance, any dispute arising relating to this Agreement, or a breach of this Agreement, arising among the parties shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in Boston, Massachusetts and be administered by the AAA. The decision of the arbitrators shall be final and binding on the parties hereto and any judgment rendered by such arbitrators may be enforced by any court of competent jurisdiction. Each party shall bear its own expenses in connection with such arbitration unless otherwise ordered by such arbitrator.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

                   C.P. CLARE CORPORATION


                   By:___________________________________________________
                      Name:
                      Title:

                   TONGEREN MANUFACTURING COMPANY


                   By:___________________________________________________
                      Name:
                      Title:

                   GUNTHER GmbH


                   By:___________________________________________________
                      Name:
                      Title:

                   W. GUNTHER GmbH
                   with respect to Sections 2(c), 2(d), 2(e), 6(a), 6(c), 8(b), 9(a), 9(c), 10 and 12

                   By:___________________________________________________
                      Name:
                      Title:


                   ______________________________________________________
                   Robert P. Romano
                   with respect to Sections, 2(e), 8(c), 9(a), 9(c), 10 and 12.

                     * Confidential Treatment Requested *


                                    EXHIBIT A

                           List of Restricted Products
                           ---------------------------

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

                     * Confidential Treatment Requested *


                                    EXHIBIT B

                            Form of Royalty Addendum
                            ------------------------

Name of Product:

Product Description:

Term of Royalty:  10 years from first commercial sale
-----------------------------------------------------

ROYALTY RATE: [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

TERMS AND CONDITIONS: TMC shall pay to Buyer a quarterly royalty fee determined by multiplying [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] by (ii) the amount of the Net Product Sales of products covered by this Royalty Addendum during such quarter. The amount of Net Product Sales shall equal the amount of gross sales of such products sold by TMC for such period to be determined in accordance with the books and records of TMC, which shall be maintained in accordance with generally accepted accounting principles in Belgium. Each quarterly royalty fee shall be accompanied by a statement setting forth the basis for such fee and detailing the number of orders shipped by TMC, volume and customer on each order and the Net Product Sales calculation. On reasonable notice, Buyer, at its own expense, shall have the right to have an accountant inspect the books and records of TMC for the sole purpose of determining the correctness of payments due under this Royalty Addendum. Each quarterly royalty payment shall be payable in US dollars by wire transfer to an account established by Buyer, within 30 days of each calendar quarter.

                     * Confidential Treatment Requested *



                                    EXHIBIT C

                           Pricing and Annual Minimums
                           ---------------------------

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

                     * Confidential Treatment Requested *


                                    EXHIBIT D


                                    Equipment
                                    ---------

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

                                    EXHIBIT E

                                ESCROW AGREEMENT
                                ----------------

AGREEMENT made as of January ___, 1997 by and among C.P. Clare Corporation, a Massachusetts corporation ("Seller"), Gunther GmbH, a corporation organized under the laws of Switzerland ("Buyer") and The First National Bank of Boston a national bank as escrow agent (the "Escrow Agent").

     WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 19, 1996 by and among Buyer, the Company and the Seller which is the holder of all of the capital stock of Tongeren Manufacturing Company, (the "Company"), Buyer is acquiring all of the outstanding Company shares from the Seller; and

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Seller and Buyer have entered into that certain Supply Agreement that contains certain undertakings on the part of each party; and

     WHEREAS, in order to assure performance by the Company under the Supply Agreement, Buyer has agreed that ONE MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($1,250,000) is being deposited, pursuant to Section 9(a) of the Supply Agreement, in escrow to be held as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. ESTABLISHMENT OF ESCROW; INVESTMENT. Tongeren Manufacturing Company has herewith deposited with the Escrow Agent and the Escrow Agent acknowledges receipt of ONE MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($1,250,000 U.S.). The consideration deposited hereunder, including any additions to or earnings on the same, shall be referred to as the "Escrow Fund." The Escrow Fund shall be held in escrow in the name of the Escrow Agent or its nominee, subject to the terms and conditions set forth herein. Jacqueline Arthur or any other designated Seller representative shall serve as the exclusive representative of the Seller with respect to the Escrow Fund and this Agreement (the "Escrow Representative"). Unless otherwise directed by the Escrow Representative and Company, the Escrow Agent shall invest the cash held in the Escrow Fund in any "sweep" fund of the Escrow Agent, U.S. Government obligations, time deposits rated A or above, commercial paper rated A- or above, bank certificates of deposit (up to the maximum insured amount of any such deposit) or repurchase agreements secured by U.S. Government obligations, (individually, an "Investment" and collectively, the "Investments"), and the Escrow Agent shall not be responsible for any loss incurred upon any such investment made in good faith. Unless otherwise directed in writing by the Escrow Representative and the Company, the Escrow Agent shall not invest all or any portion of the Escrow Fund in any Investment if the maturity date of such Investment is later than 30 days from the date of the Investment.

     2. AMOUNTS EARNED ON ESCROW FUND. All amounts earned, paid or distributed with respect to the Escrow Fund (whether interest, dividends or otherwise) shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the original Escrow Fund.

     3. CLAIMS AGAINST ESCROW FUND; RELEASE. At any time or times prior to the expiration of this Agreement, Seller may make claims against the Escrow Fund for payment of the amount of the Escrow Fund due to defaults by the Buyer, Gunther, the Company or Robert Romano under the terms of the Supply Agreement. Seller shall notify the Buyer, Company, Escrow Representative and the Escrow Agent in writing prior to the expiration of this Agreement of each such claim, including a summary of the amount of and bases for such claim. If the Company shall dispute such claim, the Company shall give written notice thereof to Seller and to the Escrow Agent within (30) days after receipt of notice of Seller's claim, in which case the Escrow Agent shall continue to hold the Escrow Fund in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Escrow Fund in the full amount thereof and the Escrow Agent shall use its best efforts to pay such claim in immediately available funds to Seller within three (3) business days after expiration of said thirty day period or as soon thereafter as possible. If the amount of the claim exceeds the value of the Escrow Fund, the Escrow Agent shall have no liability or responsibility for any deficiency. The Escrow Fund shall be released to the Company on the following dates, as long as no claim by Seller against the Escrow Fund is pending: a) one-third on January 17, 1998, b) one-third on January 17, 1999 and one third on January 17, 2000. In the event a claim against the Escrow Fund is pending on any such date, such release shall not be effective until such claim has been resolved. In the event of the termination, cessation or liquidation of the business of the Company or, in the event that the Company becomes insolvent or commits an act of bankruptcy or applies for, consent to or acquiesces in the appointment of a liquidator or any trustee or receiver for it or any of its property or such liquidator, trustee or receiver is so appointed for the Company, then in such event the Escrow Fund will be immediately released to the Seller.

     4. Disputed Claims.
        ---------------

        (a) If the Company shall dispute a claim of Seller as above provided, the Escrow Agent shall set aside a portion of the Escrow Fund sufficient to pay said claim in full (the "Set Aside Amount").

        (b) If the disputed claim has not been resolved or compromised within sixty (60) days after the Escrow Representative sends notice of dispute of the same, or in the event of a third-party claim or suit, within fifteen (15) days after its resolution or compromise, said indenmification claim shall be referred to the American Arbitration Association, to be settled by arbitration in Boston, Massachusetts in accordance with the commercial arbitration rules of the Association. The fees and expenses of the arbitrator shall, as between the Seller and the Company, be borne by them in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the Seller and the Company. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. The determination of the arbitrator as to the amount, if any, of the claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in the Commonwealth of Massachusetts. The Escrow Agent shall use its best efforts to make payment of such claim, as and to the extent allowed, to the Seller out of the Set Aside Amount (or if insufficient, out of the Escrow Fund) within three (3) business days following said determination or as soon thereafter as possible.

     5. TERMINATION. This Agreement shall terminate on January 17, 2000 (the "Termination Date") if there are no outstanding indemnification claims on the Termination Date; otherwise this Agreement shall continue in effect until all indemnification claims Seller has made pursuant to Section 3 hereof on or prior to the Termination Date shall have been disposed of. As of the Termination Date, an amount of the Escrow Fund adequate to cover all disputed and undisputed claims made by Seller pursuant to Section 3 hereof will be held by the Escrow Agent, and the Escrow Agent shall distribute on the Termination Date the balance, if any, of the Escrow Fund to the Company. At such time as all remaining claims hereunder have been resolved and the Escrow Agent has received a written notice executed by the Company and the Escrow Representative to that effect and any amounts to be distributed to Seller in connection therewith have been so distributed, the Escrow Agent shall distribute the remaining Escrow Fund, if any, to the Company.

     6. THE ESCROW AGENT. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Fund as directed by a writing signed by the Escrow Representative and the Company. The reasonable fees and expenses of the Escrow Agent, including the fees and disbursements of its counsel, if any, in connection with its performance of this Agreement shall be paid from the income on the Escrow Fund and, if and to the extent not so paid, shall be borne by the Company. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement.

     The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) business days prior to the date specified for such resignation to take effect. If the parties hereto do not designate a successor escrow agent within said thirty (30) business days, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by the parties hereto.

     In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands.

     The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

     7. MISCELLANEOUS. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

     8. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

     9. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or three
(3) days after deposited in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      TO SELLER:                   C.P. Clare Corporation
      ---------                    78 Cherry Hill Drive
                                   Beverly, MA 01915
                                   Attn: Jacquie Arthur, VP & Chief
                                   Financial Officer

      With a copy to:              C.P. Clare Corporation
                                   78 Cherry Hill Drive
                                   Beverly, MA 01915
                                   Attn: Lori M. Henderson, Corporate
                                   Counsel

      TO THE COMPANY:              Tongeren Manufacturing Company
      --------------               Overhaamlaan 40
                                   3700 Tongeren, Belgium
                                   Attn: Elson Nowell, Managing Director

      TO THE BUYER:                Gunther GmbH
      ------------                 St. Jacobs - Strasse 7
                                   4052 Basel, Switzerland
                                   Attn: Dr. Beat Sehultheiss

      With a copy to:              W. Gunther GmbH
                                   Virnsberger Strable 51
                                   Nurnberg D. 90431
                                   Germany
                                   Attn: Elson Nowell, Managing Director

      TO ESCROW AGENT:             The First National Bank of Boston
      ---------------              100 Federal Street, 4th Floor
                                   Boston, MA 02110
                                   Attn: James Bosland, Sr. Portfolio Mgr.

     Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representatives.

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                       BUYER:
                                       -----

                                       GUNTHER GmbH

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       THE COMPANY:
                                       -----------

                                       TONGEREN MANUFACTURING
                                       COMPANY

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       SELLER:
                                       ------

                                       C.P. CLARE CORPORATION

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       ESCROW AGENT:
                                       ------------

                                       The First National Bank of Boston

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------